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                           THE FAMILY EDUCATION COMPANY
                   AMENDED AND RESTATED 1990 STOCK OPTION PLAN(1)

     1. DEFINITIONS. As used in this Amended and Restated 1990 Stock Option Plan of The Family Education Company, the following terms shall have the following meanings:

         1.1.  BOARD means the Company's Board of Directors.

         1.2. CODE means the federal Internal Revenue Code of 1986, as amended.

         1.3. COMMITTEE means a committee appointed by the Board, responsible for the administration of the Plan, as provided in section 5 of the Plan.

         1.4. COMPANY means The Family Education Company (formerly named Educational Publishing Group, Inc.), a Delaware corporation.

         1.5. EMPLOYMENT AGREEMENT means an agreement, if any, between the Company and an Optionee, setting forth, INTER ALIA, conditions and restrictions upon the transfer of shares of Stock.

         1.6. FAIR MARKET VALUE means the value of a share of Stock on any date as determined by the Board, which determination shall be final, binding and conclusive.

         1.7. GRANT DATE means the date as of which an Option is granted, as determined under Section 7.

         1.8. INCENTIVE OPTION means an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422A of the Code.

         1.9.  NONSTATUTORY OPTION means an Option that is not an Incentive
Option.

         1.10. OPTION means an option to purchase shares of Stock granted under the Plan.

         1.11. OPTION AGREEMENT means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

         1.12. OPTION PRICE means the price paid by an Optionee for a share of Stock upon exercise of an Option.

         1.13. OPTIONEE means a person eligible to receive an Option, as provided in Section 6, to whom an Option shall have been granted under the Plan.

         1.14. PLAN means the Amended and Restated 1990 Stock Option Plan of the

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(1) This Plan was amended effective June 28, 2000, so that all references to
    Stock of The Family Education Company shall be deemed to be references to Pearson plc Ordinary Shares.

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Company, as amended from time to time.

         1.15. STOCK means Common Stock, Par Value $.0001 per share, of the Company.

         1.16. STOCKHOLDERS AGREEMENT means the agreement between the Company and certain shareholders, setting forth, INTER ALIA, certain restrictions upon the transfer of shares of Stock.

         1.17. TEN PERCENT OWNER means a person who owns, or is deemed within the meaning of Section 422A(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiary corporations). Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

         1.18. VESTING YEAR for any portion of any Incentive Option means the calendar year in which that portion of the Option first becomes exercisable.

     2. PURPOSE. This Plan is intended to encourage ownership of Stock by employees and consultants of the Company and its subsidiaries and to provide additional incentives for them to promote the success of the Company's business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422A of the Code but not all Options granted hereunder are required to be Incentive Options.

     3. TERM OF THE PLAN. Options may be granted hereunder at any time in the period commencing on the approval of the Plan by the Board and ending
June 1, 2000.

     4. STOCK SUBJECT TO THE PLAN. At no time shall the number of shares of Stock then outstanding which are attributable to the exercise of Options granted under the Plan, plus the number of shares then issuable upon exercise of outstanding Options granted under the Plan, exceed 6,475,000 shares, subject, however, to the provisions of Section 17 of the Plan. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.

     5. ADMINISTRATION. Unless the Board appoints a Committee, consisting of members of the Board (in which case the Committee shall be substituted for the Board for all purposes of this Section 5), the Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall have complete authority, in its discretion, to make or to select the manner of making the following determinations with respect to each Option to be granted by the Company: (a) the employee or consultant to receive the Option; (b) whether the Option (if granted to an employee) will be an Incentive Option or Nonstatutory Option; (c) the time of granting the Option;


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(d) the number of shares subject to the Option; (e) the Option Price; (f) the
Option period; and (g) the Option exercise date or dates. In making such determinations, the Board may take into account the nature of the services rendered by the respective employees and consultants, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Board in its discretion shall deem relevant. Subject to the provisions of the Plan, the Board shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations on the matters referred to in this Section 5 shall be conclusive.

     6. ELIGIBILITY. An Option shall be granted only to an employee or consultant of one or more of the Company or any subsidiary thereof. A director of one or more of the Company and any subsidiary who is not also an employee or consultant of one or more of the Company or a subsidiary shall not be eligible to receive an Option.

     7. TIME OF GRANTING OPTIONS. The granting of an Option shall take place at the time specified in the Option Agreement. Only if expressly so provided in the Option Agreement, shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

     8. OPTION PRICE. The Option Price under each Incentive Option shall be not less than 100% of the Fair Market Value of Stock on the Grant Date, or not less than 110% of the Fair Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The Option Price under each Nonstatutory Option shall not be so limited solely by reason of this Section 8.

     9. OPTION PERIOD. No Incentive Option may be exercised later than the tenth anniversary of the Grant Date, but in any case not later than the fifth anniversary of the Grant Date, if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section 9. An Option may become exercisable in such installments, cumulative or non-cumulative, as the Board may determine. In the case of an Option not otherwise immediately exercisable in full, the Board may accelerate the exercisability of such Option in whole or in part at any time, provided the acceleration of the exercisability of any Incentive Option would not cause the Option to fail to comply with the provisions of
Section 422A of the Code.

     10. LIMIT ON INCENTIVE OPTION CHARACTERIZATION. No Incentive Option shall be considered an Incentive Option to the extent pursuant to its terms it would permit the Optionee to purchase for the first time in any Vesting Year under that Incentive Option more than the numbers of shares of Stock calculated by dividing the current limit by the Option Price. The current limit for any Optionee for any Vesting Year shall be $100,000 minus the aggregate Fair Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the Vesting Year under other Incentive Option granted to the Optionee under the Plan


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after December 31, 1986 and each other incentive stock option granted to the
Optionee after December 31, 1986 under any other incentive stock option plan of the Company (and any parent and subsidiary corporations).

     11. EXERCISE OF OPTION. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 21, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash, or certified or bank check payable to the order of the Company in an amount equal to the option price of the shares to be purchased. Receipt by the Company of such notice and payment shall constitute the exercise of the Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

     12. RESTRICTIONS ON ISSUE OF SHARES.

         (a) Notwithstanding any other provision of the Plan, if, at any time, in the reasonable opinion of the Company the issuance of shares of Stock covered by the exercise of any Option may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation; and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

         (1) the shares with respect to which such Option has been exercised are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended (the "Securities Act"); or

         (2) a no-action letter in form and substance reasonably satisfactory to the Company with respect to the issuance of such shares shall have obtained by the Company from the Securities and Exchange Commission.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

         (b) Each certificate representing shares issued upon the exercise of an Option will bear restrictive legends which may refer to this Plan and to applicable restrictions under the Stockholders Agreement and Employment Agreement.

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     13. PURCHASE FOR INVESTMENT: SUBSEQUENT REGISTRATION.

          (a) Unless the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Securities Act, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, in whole or in part, shall give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the Option as an investment and not with a view to, or for sale in connection with, the distribution of any such shares.

          (b) Each share of Stock issued pursuant to the exercise of an Option granted pursuant to this Plan may bear a reference to the investment representation made in accordance with this Section 13 and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to said Stock.

          (c) If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares with respect to which an Option shall have been granted, or to qualify any such shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each Option holder, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances under which they were made.

          (d) Whenever shares are to be issued in satisfaction of an Option granted hereunder, the Company shall have the right to require the Optionee to execute and deliver and otherwise become a party to the Stockholders Agreement in respect of such shares.

     14. WITHHOLDING: NOTICE OF DISPOSITION OF STOCK PRIOR TO EXPIRATION OF SPECIFIED HOLDING PERIOD.

          (a) Whenever shares are to be issued in satisfaction of an Option granted hereunder, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares.

          (b) The Company may require as a condition to the issuance of shares covered


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by any Incentive Option that the party exercising such Option give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422A(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of shares covered by an Incentive Option that the party exercising such option give a satisfactory written representation promising to make such a remittance.

     15. TERMINATION OF ASSOCIATION WITH THE COMPANY. Subject to all other provisions of this Plan, the Board shall determine the period of time during which an Optionee may exercise an Option following (i) the termination of the Optionee's employment or association with the Company or (ii) the death or disability of the Optionee. Such periods shall be set forth in the agreement evidencing any Nonstatutory Option, but if not so specified and with respect to all Incentive Options, the limits set forth below shall apply:

               (i) An Option may be exercised to the extent exercisable as of the date of such cessation, within the period of ninety (90) days after the date the Optionee ceases to be an employed by or associated with the Company(or within such lesser period as may be specified in the option agreement); provided, however, that the option agreement may designate a longer exercise period, in which case, if the Option is an Incentive Option, then the exercise after such three-month period shall be treated as the exercise of a Nonstatutory Option.

               (ii) If the Optionee dies while an employee or consultant of the Company or within ninety (90) days after the Optionee ceases to be such an employee or consultant of the Company, the Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one (1) year after the date of death (or within such lesser period as may be specified in the option agreement), to the extent exercisable as of the date of such cessation.

               (iii) If the Optionee becomes disabled while an employee or consultant of the Company, the Option may be exercised within the period of one (1) year after the date the Optionee's employment or association ceases because of such disability (or within such lesser period as may be specified in the option agreement), to the extent exercisable as of the date of such cessation.

Military or sick leave shall not be deemed a termination of employment, PROVIDED that it does not exceed the longer of 90 days or the period during which the absent Optionee's reemployment rights,


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if any, are guarantied by statute or by contract. Notwithstanding the foregoing provisions, no Option may be exercised after its expiration date.

          16. TRANSFERABILITY OPTIONS. Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

          17. ADJUSTMENT OF NUMBER OF OPTION SHARES.

          (a) In the event of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole (an "Acquisition"), the Options shall be assumed or equivalent options shall be substituted (giving proper credit to any Optionee for that portion of the Option which has otherwise vested and become exercisable prior to the Acquisition) by the surviving company or entity (the "Successor"); provided, however, that if such Options are not assumed by or substituted with equivalent options of the Successor, then all outstanding Options shall become exercisable in full immediately prior to the closing of such Acquisition.

          (b) In the event of any stock dividend payable in Stock, Stock split, or any split-up or contraction in the number of shares of Stock or any reclassification or change of outstanding shares of Stock after the date of the Option Agreement and prior to the exercise in full of the Option, the number of shares subject to such Option Agreement and the price to be paid for each share subject to the Option shall be proportionately adjusted.

          (c) Except as any otherwise be provided in the applicable option agreement and subject to paragraph 17(a), in the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of any other corporation or business entity, the Board, or the board of directors of any corporation assuming the obligations of the Company, shall, in its discretion, take any one or more of the following actions, as to outstanding Options: (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to the optionees, provide that any and all outstanding Options shall become exercisable in full (to the extent not otherwise so exercisable) as of a specified date or time ("Accelerated Vesting Date") prior to the consummation of such transaction, and that all unexercised Options shall terminate as of a specified date or time ("Accelerated Expiration Date") following the Accelerated Vesting Date unless exercised by the optionee prior to the Accelerated Expiration Date, provided, however, that optionees shall be given a reasonable period of time within which to exercise or provide for the exercise of outstanding Options following such written notice and before the Accelerated Expiration Date; (iii) in the event of a merger under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), terminate each outstanding Option in exchange for a payment, made or provided for by the Company, equal in amount to the product of the excess, if any, of the Merger Price over the per-share exercise of each such Option, multiplied by the


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number of shares of Stock subject to such Option; or (iv) terminate each outstanding Option in exchange for a cash payment equal in amount to the product of the excess, if any, of the Fair Market Value of a share of Stock over the per-share exercise price of each such Option, multiplied by the number of shares subject to such Option.

          (d) Notwithstanding the foregoing paragraphs 17(b) and (c), (i) the foregoing actions are subject to the approval of the Board and any accounting considerations for any Acquisition which is treated as a "pooling of interests" transaction pursuant to the Accounting Principles Board (APB) Option No. 16 and successor rules and opinions, if any discretionary action by the Board would otherwise violate the accounting rules for treatment of the Acquisition as "pooling of interests", and (ii) the foregoing actions are subject to approval of the Board and considerations of tax and accounting implications if any such adjustment would cause any Incentive Option granted under the Plan to fail to qualify as an incentive stock option within the meaning of Section 422 of the Code. Upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time in the employ or retained as a consultant of the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of Stock of the nature contemplated by this Section 17, the number of shares of Stock available for the purpose of the Plan as stated in Section 4 shall be correspondingly adjusted.

          18. RESERVATION OF STOCK. The Company shall at all times during the term of the Option reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

          19. LIMITATION OF RIGHTS IN STOCK: NO SPECIAL EMPLOYMENT OR OTHER RIGHTS. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock covered by an Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Optionee or his agent. Any Stock issued pursuant to the Option shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation, the By-laws of the Company, the Stockholders Agreement and the Employment Agreement. Nothing contained in the Plan or in any Option shall confer upon any Optionee any right with respect to the continuation of his or her employment with, or retention as a consultant by, the Company (or any subsidiary), or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to


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terminate such employment or consulting agreement or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

          20. TERMINATION AND AMENDMENT OF THE PLAN. The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option.

          21. NOTICES AND OTHER COMMUNICATIONS. All notices and other communications required or permitted under the Plan shall be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Optionee, at his or her residence address last filed with the Company, and (b) if to the Company, at 20 Park Plaza, Suite 1215, Boston, MA 02116, Attention: President, with a copy to the Secretary of the Company, or to such other persons or addresses as the Optionee or the Company may specify by a written notice to the other from time to time.


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